UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2008

GTC BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-21794	04-3186494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Crossing Boulevard

Framingham, Massachusetts 01702

(Address of principal executive offices) (Zip Code)

(508) 620-9700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this report with respect to the issuance of shares of our common stock upon conversion of our subordinated convertible note held by LFB Biotechnologies, S.A.S.U. is incorporated herein by reference.

Item 8.01 Other Events.

Registered Direct Offering

On February 7, 2008, we entered into a securities purchase agreement with several institutional investors pursuant to which we agreed to sell up to a total of 6,896,552 shares of our common stock (the “Shares”) and warrants to purchase up to 6,896,552 shares of our common stock (the “Warrants”) in a registered direct offering. Our total net proceeds from the offering, after deducting the placement agent’s fee and our other estimated offering expenses, will be approximately $5.5 million. The offering is expected to close on or about February 12, 2008, subject to satisfaction of customary closing conditions.

The Shares and Warrants were priced on a per unit basis, each unit representing one share of common stock and a warrant to purchase one share of common stock, and sold at a purchase price of $0.87 per unit. The Shares and Warrants will be issued separately and no units will be issued or certificated. The Warrants will have an exercise price of $0.87 per share, will be exercisable six months after they are issued and will have an exercise term of seven years.

In connection with the offering, we entered into a Placement Agent Agreement with Rodman & Renshaw, LLC, pursuant to which Rodman & Renshaw agreed to act as placement agent in connection with the transaction.

The Shares, the Warrants and the common stock issuable upon exercise of the Warrants were registered under the Securities Act of 1933, as amended, on our Registration Statement on Form S-3 (File No. 333-142564), declared effective by the SEC on May 18, 2007 (the “Registration Statement”). Additional information and details with respect to the offering are included in a final prospectus supplement and related prospectus filed with the SEC.

The above descriptions of the terms of the Placement Agent Agreement, the Purchase Agreement and the Warrant are qualified in their entirety by reference to the Placement Agent Agreement, the form of Securities Purchase Agreement and the form of Common Stock Purchase Warrant, which are attached to this report as Exhibits 10.1, 10.2 and 4.1, respectively, and incorporated herein by reference. An opinion of our counsel regarding the validity of the securities issued in the offering is filed as Exhibit 5.1 hereto. This report is being filed in part for the purpose of incorporating such exhibits by reference into the Registration Statement.

Conversion of Subordinated Convertible Note

On the closing date of the offering, $1,716,049 of the principal amount of the $2,558,650 subordinated convertible note held by LFB Biotechnologies, S.A.S.A, and $39,963 of accrued and unpaid interest thereon, will automatically convert into 2,018,404 shares of common stock at a conversion price of $0.87 per share, the equivalent price per share of common stock paid by purchasers in the offering. The shares will be issued to LFB upon conversion of the note in reliance on the exemption from the registration provisions of Section 4(2) of the Securities Act (and the regulations promulgated thereunder, including Regulation D) relating to sales by an issuer not involving a public offering. Upon conversion, the note will be retired and cancelled.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Form of Common Stock Purchase Warrant.

5.1	Opinion of Edwards Angell Palmer & Dodge LLP.

10.1	Placement Agent Agreement by and between GTC Biotherapeutics, Inc. and Rodman & Renshaw, LLC, dated as of February 7, 2008.

10.2	Form of Securities Purchase Agreement.

23.1	Consent of Edwards Angell Palmer & Dodge LLP (contained in Opinion of Edwards Angell Palmer & Dodge LLP, filed as Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTC BIOTHERAPEUTICS, INC.

Dated: February 8, 2008

By:  /s/    John B. Green

        John B. Green

        Senior Vice President and

        Chief Financial Officer

EXHIBIT INDEX

Exhibits.

4.1	Form of Common Stock Purchase Warrant.

5.1	Opinion of Edwards Angell Palmer & Dodge LLP.

10.1	Placement Agent Agreement by and between GTC Biotherapeutics, Inc. and Rodman & Renshaw, LLC, dated as of February 7, 2008.

10.2	Form of Securities Purchase Agreement.

23.1	Consent of Edwards Angell Palmer & Dodge LLP (contained in Opinion of Edwards Angell Palmer & Dodge LLP, filed as Exhibit 5.1 hereto).